Exhibit 10.1

                           ASSET ACQUISITION AGREEMENT

DATE     :        March 28, 2006

BETWEEN  :        Rotary Engine, Inc., a Nevada corporation
                  3705 Shares Place, Suite 1
                  Riviera Beach, FL 33404                 "REI"

AND      :        Rotary Engine Technologies, Inc., a Nevada corporation
                  1005 Terminal Way, Suite 110
                  Reno, NV 89502-2179                     "RETI"

AND      :        Encompass Holdings, Inc., a Nevada corporation
                  1005 Terminal Way, Suite 110
                  Reno, NV 89502-2179                     "Encompass"

AND      :        Larry Cooper, Scott Webber and Shirley Harmon
                  3705 Shares Place, Suite 1
                  Riviera Beach, FL 33404                 "Cooper-Webber-Harmon"

                                    RECITALS

         A. REI owns, maintains or controls certain assets, as more particularly described in this Agreement, including, but not limited to, inventory and intellectual property.

         B. RETI, a second-tier subsidiary of Encompass, desires to acquire those certain assets of REI, and REI desires to sell such assets.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

         1. ORGANIZATION OF RETI.

                  1.1 ISSUANCE OF CAPITAL STOCK. For good and valuable consideration to be determined by its directors, RETI shall issue to REI such shares of RETI common stock ("RETI Shares") so that Xtreme Engines, Inc. ("Xtreme Engines") shall hold 51% of the issued and outstanding RETI Shares and REI shall hold 49% of the issued and outstanding RETI Shares.

                  1.2 ELECTION OF DIRECTORS OF RETI/APPOINTMENT TO ENCOMPASS BOARD OF DIRECTORS. The Board of Directors of RETI shall consist of five (5) members, of which three (3) shall be selected by Xtreme Engines, and two (2) shall be selected by REI. In addition, within six (6) months of the Closing Date of this Agreement, Scott Webber shall have the option to accept an appointment to the Board of Directors of Encompass, so long as the Consulting Agreement with RETI referred to in Section 8 of this Agreement is still in full force and effect.

                  1.3 BUY-SELL RESTRICTIONS.









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                           1.3.1 SALE BY REI In the event REI wishes to accept a
bona fide offer from a third party ("Third Party Offer") to purchase any of their respective RETI Shares, they shall deliver a notice ("Sale Notice") to Xtreme Engines stating the terms and conditions of the Third Party Offer, which Sale Notice shall include, without limitation, the name of the proposed bona fide purchaser, the purchase price, the payment terms and the number of shares proposed to be purchased. Xtreme Engines shall have the first right to purchase the RETI Shares covered by the Sale Notice on the same terms and conditions as set forth in the Sale Notice. Xtreme Engines shall have thirty (30) days from the date of receipt of the Sale Notice to elect, by written notice to REI to purchase the RETI Shares covered by the Sale Notice. In the event Xtreme Engines elects not to purchase the RETI Shares covered by the Sale Notice, REI may sell the RETI Shares to the bona-fide purchaser on the original terms and conditions set forth in the Sale Notice.

                           1.3.2  SALE BY XTREME  ENGINES.  In the event  Xtreme
Engines wishes to accept a Third Party Offer to purchase any of its RETI Shares, Xtreme Engines shall deliver a Sale Notice to REI in the same manner as described in Section 1.3.1 above. REI shall have the right, exercisable for a period of thirty (30) days from the date of receipt of the Sale Notice to elect, by written notice, to participate in the Xtreme Engines sale on the same terms and conditions as set forth in the Sale Notice. To the extent that REI exercises such right of participation, the number of RETI Shares which Xtreme Engines may sell pursuant to such Third Party Offer shall be correspondingly reduced. The right of participation by REI shall be subject to the following terms and conditions: (a) REI may sell all or any part of that number of RETI Shares equal to the product obtained by multiplying (i) the aggregate number of RETI Shares covered by the Sale Notice by (ii) a fraction the numerator of which is the number of RETI Shares held by REI and the denominator of which is the combined number of RETI Shares held by REI and Xtreme Engines.

         2. AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions set forth in this Agreement, REI hereby agrees to sell and RETI agrees to purchase certain assets of REI, as described in Section 3 of this Agreement.

         3. ASSETS SOLD. The assets sold pursuant to this Agreement (all of which are collectively referred to herein as the "Assets"), wherever located, shall be those to be described on Schedule 3.1 at such time as the Assets are identified after the completion of the appraisal referred to in Section 3.1 of this Agreement. The Assets shall be listed in Schedule 3.1 without regard to value. The Assets shall be congregated by REI at the warehouse facility at 3705 Share Place, Riviera, FL.

                  3.1 TRANSFER OF ASSETS. To the extent any of the Assets are not owned, as of the date of this Agreement, by REI , REI and Cooper-Webber-Harmon shall, jointly or severally, as the case may be, transfer and assign all right, title and interest in and to the Assets to RETI, free and clear of all liens and encumbrances. Such transfer and assignment shall occur prior to the transfer of title referred to in Section 10.1 of this Agreement.

                  3.2 APPRAISAL OF ASSETS. RETI shall undertake to have the Assets appraised by an independent appraiser as soon as practicable after the effective date of this Agreement. REI shall






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provide  a list to  RETI  of any  Assets  which  are  not at the  aforementioned warehouse facility and shall provide access to the Assets for purposes of the appraisal.

                  3.3 LIENS AND ENCUMBRANCES. The Assets shall be free and clear of all liens and encumbrances. In the event any of the Assets are determined by REI not to be free and clear of liens and encumbrances, the amount of any such liens and encumbrances shall be deducted from the Purchase Price as defined in
Section 4 of this Agreement.

         4. PURCHASE PRICE. The Purchase Price ("Purchase Price") for the Assets shall be paid by Encompass through the issuance to REI of a Non-Negotiable Convertible Promissory Note to be dated April 3, 2006 in the principal amount of $2,960,000.00, in the form attached hereto as Exhibit "A" and incorporated by reference ("Encompass Note"). The Encompass Note shall be convertible into common stock of Encompass ("Encompass Shares") with a market value not to exceed $2,960,000.00 based on the closing bid price of the Encompass Shares as quoted on the OTC Bulletin Board on the Closing Date, as defined in Section 10 of this Agreement. REI and RETI acknowledge that the Purchase Price has been determined by multiplying the estimated value of the Assets of $5,800,000.00 by 51%. The Encompass Note shall be issued hereunder in payment of the Purchase Price upon the signing of this Agreement.

         5. RESTRICTIONS ON ENCOMPASS SHARES. REI acknowledges and agrees that the certificates evidencing any and all of the Encompass Shares to be issued pursuant the exercise of the conversion privileges of the Encompass Note shall include a legend reading substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED,
         PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER

         6. ENCOMPASS PURCHASE OF CERTAIN OTHER ASSETS. Encompass has acquired previously certain other equipment from REI, as described in Schedule 6.1 attached hereto and incorporated by reference for a purchase price of $45,000. Encompass has paid the sum of $37,850.27 against the said purchase price. The balance of said purchase price of $7,149.73, less any other yet to be determined expenses incurred by Encompass in connection with the assets referred to in this
Section 6, shall be paid by a check issued by RETI to REI on the Closing Date referred in Section 10 of this Agreement.















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         7.  OPERATING  BUDGET  FOR  RETI.Larry  Cooper and Scott  Webber  shall prepare a proposed operating budget for RETI, including the requirements for capital acquisitions, for the succeeding twelve months, which budget will be subject to the approval of RETI. Upon approval of the budget, RETI shall become responsible for providing all operating funds described in the budget.

         8. MANAGEMENT OR CONSULTING AGREEMENTS. Upon the execution of this Agreement, RETI shall enter into a consulting agreement ("Consulting Agreement") with Scott Webber and an employment agreement ("Employment Agreement") with Larry Cooper. Each agreement shall have the following material provisions:

                  o The term shall be for (sixty) 60 months from the date of execution, subject to automatic annual renewals unless terminated for cause upon 60 days written notice;
                  o        Initial annual compensation shall be $60,000;
                  o Annual compensation shall be increased to $120,000 at such time as Aqua Xtremes, Inc., the parent company of RETI, shall have either (a) delivered a minimum of three hundred (300) Xboards(TM) per month to customers for a period of two (2) consecutive months; or (b) completed production, sale and delivery of one of the RETI engines; or (c) the completed sale and delivery of three thousand (3,000) 407 or 814 Wankel engines.

         Upon the execution of the Consulting Agreement, Encompass shall issue its common stock to Scott Webber, pursuant to a currently effective registration statement on Form S-8, in an amount equal to $100,000, based on the closing bid price as quoted on the OTC Bulletin Board on the proposed date of issuance of the common stock hereunder.

         9. APPROVAL ON MANUFACTURING OF RETI PRODUCTS. So long as REI is a shareholder of RETI, the manufacture of any and all products to be developed by RETI shall require the consent and approval of REI. However, such consent and approval shall be exercised in a commercially reasonable manner consistent with good business practices and may not be arbitrarily or unreasonably withheld. If any such consent or approval is withheld, REI shall specify to the board of directors of RETI, in writing, the reasons for the withholding of such consent and approval.

         10. CLOSING DATE AND CLOSING. This Agreement shall be closed at the offices of Encompass or such other place as is mutually agreed upon by the parties hereto. The Closing Date ("Closing Date") will be the date on which this Agreement is executed by the parties. On the Closing Date, the parties, among other things, shall do the following:














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                  10.1 TRANSFER OF TITLE.  REI shall transfer to RETI all of the
Assets being sold pursuant to this Agreement by Bill of Sale, in the form attached hereto as Exhibit "B", or other documents of transfer, each in a form acceptable to RETI, containing warranties of title, free and clear of liens, encumbrances and security interests.

                  10.2 POSSESSION. REI shall deliver possession of the Assets to RETI.

                  10.3 DELIVERY OF CHECK. RETI shall deliver payment to REI of the amount owing pursuant to Section 6 of this Agreement.

                  10.4 DELIVERY OF ENCOMPASS NOTE. Encompass shall deliver the Encompass Note to REI.

                  10.5 MISCELLANEOUS. The parties hereto shall do all other things at the Closing to consummate and effectuate this Agreement and all other agreements, covenants and conditions set forth herein and therein.

                  10.6 FURTHER ACTS. If, at any time after the Closing Date, any further action by any of the Parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement and/or to vest in RETI, or its designee, full title to the Assets, such party shall take all such necessary or desirable action to cause such action to be taken.

         11. REPRESENTATIONS AND WARRANTIES BY REI. REI represents and warrants to RETI as of the effective date of this Agreement and as of the Closing Date as follows:

                  11.1 CORPORATE EXISTENCE. REI is now and on the Closing Date will be a corporation, duly organized, validly existing and good standing under the laws of the State of Nevada. REI has all requisite corporate power and authority to own and operate the Assets, and to carry on its business as now being conducted.

                  11.2 AUTHORIZATION. The execution, delivery and performance of this Agreement has been duly authorized and approved by the Board of Directors of REI, and this Agreement constitutes a valid and binding agreement of REI in accordance with its terms.

                  11.3 NO CHANGE OF CONTROL OF REI. At all times from the date of this Agreement forward, there shall not occur any change in control of REI and consequently, the current ownership of the controlling voting equity securities of REI shall continue to be held by Larry Cooper and Scott Webber.

                  11.4 CONDITION OF ASSETS. The Assets are being delivered in their current condition, "as is".












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                  11.5 TITLE. REI owns absolute, clear and unencumbered title to the Assets, and the same are now free and clear of all mortgages, liens, pledges, security interests or encumbrances of any nature whatsoever. On the Closing Date, the same shall be conveyed to RETI free and clear of all mortgages, liens, pledges, security interests and encumbrances of any nature whatsoever..

                  11.6 NO APPROVAL OR NOTICES REQUIRED; NO CONFLICTS. The execution, delivery and performance of this Agreement and each of the other agreements, exhibits and documents referred to herein or necessary to effectuate this Agreement (collectively, the "Documents" or individually, the "Document"), by REI and the consummation of the transactions contemplated hereby or thereby will not:

                           11.6.1  Constitute  a violation  of any  provision of
applicable law;

                           11.6.2  Require  any  consent,  approval,  permit  or
authorization of any person or governmental authority;

                           11.6.3 Result in a breach of or a default under, with
or without the giving of notice or lapse of time, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel any agreement or other restriction, encumbrance, obligation or liability to which REI is a party or by which it is bound or to which any of the Assets are subject; or

                           11.6.4  LEGAL  PROCEEDINGS;   CLAIMS.  There  are  no
claims, actions, suits, arbitrations, proceedings or investigations pending or threatened against REI, before or by any governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, whether federal, state, local or foreign, or any other person, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which REI is a party, which relate to either the Assets or the transaction contemplated herein, or which would alone or in the aggregate have a material adverse effect upon the Assets..

                  11.7 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made or to be made by REI in this Agreement or in any other Document furnished or to be furnished from time to time in connection herewith, contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to REI or Shareholders which would materially adversely affect, or which would, in the future, materially adversely affect, the business, prospects, assets, property or condition (financial or otherwise) of REI's Business which has not been set forth in this Agreement, except those facts concerning general economic, legislative, regulatory, or other matters such as may generally impact all businesses of the type operated by REI.










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         12.  COVENANTS.  RETI and REI each covenant and agree with the other to perform and observe the following covenants:

                  12.1 ACCESS TO PREMISES AND INFORMATION. At reasonable times before the Closing Date, REI will provide RETI and its representatives with reasonable access during business hours to the Assets, titles, contracts, and records of REI and furnish such additional information as RETI from time to time may reasonably request.

                  12.2 ADVICE OF CLAIMS. From the effective date of this Agreement to and including the Closing Date, REI will promptly advise RETI in writing of the commencement or threat of any claims, litigation or proceedings against or affecting REI or the Assets, or any event that makes or is likely to make any representation or warranty untrue, of which REI or Larry Cooper or Scott Webber have notice or knowledge.

                  12.3 COOPERATION. RETI and REI will fully cooperate with each other and with the each other's counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each will use its best efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for its due and punctual performance of this Agreement and for the satisfaction of the conditions hereof on its part to be satisfied. Neither RETI or REI shall undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by it in this Agreement untrue or render any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing Date.

         13. CONDITIONS PRECEDENT TO OBLIGATIONS OF RETI. The obligations of RETI to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing Date shall be subject to the satisfaction of the following conditions, any of which may be expressly waived in writing by RETI:

                  13.1 ACCURACY OF  REPRESENTATIONS  AND WARRANTIES;  COMPLIANCE
WITH COVENANTS. The representations and warranties of REI contained herein, including all Documents, shall have been true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true as of the
specified  date.  REI  shall  have  performed  in  all  material   respects  all
obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it or by them at or prior to the Closing Date.

                  13.2 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain or prohibit consummation of this Agreement.








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                  13.3  TITLE.   REI  shall  have  delivered  to  RETI  evidence
satisfactory to RETI establishing REI's good and marketable title to the Assets, free and clear of all liens, mortgages, pledges, deeds of trust, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any kind.

                  13.4 LIENS AND ENCUMBRANCES. All persons holding security interests, liens, or encumbrances in or against any of the Assets shall have released such liens, security interests and encumbrances.

                  13.5 APPROVALS AND CONSENTS. All approvals and consents from third parties which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

         14.      INDEMNIFICATION AND SURVIVAL.

                  14.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the Closing Date of this Agreement. Any party learning of a misrepresentation or breach of warranty under this Agreement shall as soon as practicable give notice in writing thereof to all Parties to this Agreement.

                  14.2 INDEMNIFICATION OF RETI. REI agrees to defend, indemnify and hold RETI, its successors and assigns harmless from and against:

                           14.2.1   Any  and  all   claims,   liabilities,   and
obligations of any kind and description, contingent or otherwise, including attorney's fees and expenses of litigation, known or unknown, arising out of or related to, but not limited to, any taxes, interest and penalties assessed against the Assets.

                           14.2.2 Any and all damages,  claims,  obligations  or
deficiencies of any kind and description, contingent or otherwise, including attorney's fees and expenses of litigation, known or unknown, resulting from any misrepresentation, or covenant or nonfulfillment of any agreement on the part of REI under this Agreement or under any Document.

                           14.2.3 If any claim is  asserted  against  RETI which
would give rise to a claim by RETI against REI for indemnification under the provisions of this Section 13, RETI shall promptly give written notice to REI concerning such claim, and REI shall, at no expense to RETI, defend the claim, to the point of nonappealable final judgment. If REI fails to take steps to defend said claim within ten (10) days of RETI providing written notice of said claim, or if REI fails to sooner defend said claim when the nature of the claim or date of service requires immediate defensive action, or if REI at any time abandons defense of such a claim, RETI may undertake or continue the defense of any such claims, with counsel of its own choosing, and shall be entitled to indemnity from REI for all costs of such defense, including but not limited to, reasonable attorney's fees, court costs and incidental expenses of litigation. If RETI becomes entitled to payment of indemnity pursuant to this section, REI shall immediately pay to RETI the amount of said indemnity claim. RETI shall not be entitled to indemnity from REI except for the obligations to defend set forth in this section, unless and until RETI has actually paid a claim, debt or other liability giving





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rise to a right  of  indemnity  under  this  section,  or has  incurred  a legal obligation to do so. In such event, RETI shall be entitled to interest from REI at the rate of twelve (12%) percent per annum from the date of said payment until the indemnity claim is paid.

         15. MISCELLANEOUS PROVISIONS.

                  15.1 BENEFIT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of REI, RETI, Encompass and Cooper-Webber-Cooper.

                  15.2 NOTICES. All notices, requests and other communications hereunder ("Notices") shall be in writing and shall be deemed to have been duly given if delivered by hand or by facsimile to an office of the addressee (and marked in prominent lettering "URGENT") or, if mailed, seventy_two (72) hours after being mailed, postage prepaid, by registered or certified mail, return receipt requested to the applicable party(ies) at their address set forth above. However, if any party shall have designated in the manner provided above a different address by notice to the others, then notice shall be to the last address so designated.

                  15.3 INTERPRETATION AND CONSTRUCTION. This Agreement was prepared pursuant to and shall be construed in accordance with the laws of the State of Nevada. The captions of the sections of this Agreement are inserted for convenience only, and shall not be deemed to constitute a part of this Agreement. Furthermore, any reference in this Agreement to "this Agreement" or "Agreement" includes all of the Schedules, Exhibits and agreements, which have been attached to this Agreement and which are all incorporated herein by reference. In construing this Agreement, and whenever the context so requires, the masculine gender includes the feminine and the neuter, and the singular number includes the plural.

                  15.4 ARBITRATION. A dispute or claim which arises out of or which relates to this agreement, or the breach or interpretation thereof, or to the existence, validity, or scope of this agreement or the arbitration agreement, shall be resolved by arbitration in accordance with the procedures specified herein. The party desiring dispute resolution shall send written notice to the other summarizing the dispute to be arbitrated and advising the other party of the neutral arbitrator it has selected. Within fourteen days of the receipt thereof, the other party shall also select a neutral arbitrator and advise the initiating party of such selection and any additional controversies, claims or defenses that it wishes to include as a part of the arbitration. If the other party fails or refuses to designate its arbitrator within the initial fourteen-day period above provided, upon the request of the initiating party, and after a five-day notice of the request to the other party, the presiding judge of Clark County, State of Nevada shall designate such arbitrator. The two arbitrators thus selected shall select a third arbitrator, but if those two are unable within fourteen days to agree upon such third arbitrator, the presiding judge of Clark County, State of Nevada upon the request of either party, and after a five-day notice of the request to the other party, shall designate a third arbitrator.

                  15.5 ATTORNEY'S FEES. In the event the services of an attorney at law are necessary to enforce any of the terms of this Agreement or to resolve any disputes arising under this Agreement, including any arbitration proceeding, the prevailing Party shall be entitled to recover



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its attorney's fees from the losing Party as determined in the appropriate trial and/or appellate court, bankruptcy court or on a Petition for Review.

                  15.6 AMENDMENT. This Agreement may not be amended orally, but only by instrument in writing, duly executed by all parties hereto.

                  15.7 ENTIRE AGREEMENT. This Agreement and other agreements or Documents referred to herein set forth the entire understanding of the parties hereto with respect to the matters provided herein and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any of the parties or by any officer, employer or representative of any party.

                  15.8 NON-WAIVER. Failure by any Party at any time to require performance of another Party of any of the provisions hereof, shall in no way affect any Party's rights hereunder to enforce the same, nor shall any such waiver of any breach be held to be a waiver of any succeeding breach or a waiver of this non-waiver clause.

                  15.9  EXPENSES.  Each of the  parties  shall  each  pay  their respective expenses, including fees and expenses of legal counsel, investment bankers, brokers, accountants or other representatives or consultants, in connection with the transactions contemplated hereby, including without limitation, the negotiation and preparation of this Agreement and the Documents

                  15.10 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall issue or approve a news release or other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the others as to the contents of the announcement and its release, which approval shall not be unreasonably withheld.

                  15.11 ADVICE OF COUNSEL. This Agreement was prepared by the Law Office of Robert C. Laskowski on behalf of RETI and Encompass. REI and Cooper -Webber-Harmon have been advised to retain their own legal counsel to represent them in connection with this Agreement and REI and they have elected not to seek the advice of their own legal counsel.























Page 10. Asset Acquisition Agreement

                  15.12 EXECUTION IN COUNTERPARTS AND VIA FACSIMILE. This Agreement may be executed in any number of counterparts, all of which together shall constitute one original. This Agreement may be executed with signatures transmitted among the parties by facsimiles, and no party shall deny the validity of their signature or this Agreement or other Document signed and transmitted via facsimile.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

ROTARY ENGINES, INC.                        ROTARY ENGINE TECHNOLOGIES, INC.

By: /s/ SCOTT WEBBER                     By: /s/ ARTHUR N. ROBINS
   --------------------------               ---------------------------------
   Per authority of the Board            Title: Chief Executive Officer
   of Directors                                ------------------------------

ENCOMPASS HOLDINGS, INC.
By: /s/ ARTHUR N. ROBINS                 /s/ LARRY COOPER
   -----------------------------         ------------------------------------
Title: Chief Executive Officer           Larry Cooper
      --------------------------
                                         /s/ SCOTT WEBBER
                                         ------------------------------------
                                         Scott Webber

                                         /s/ SHIRLEY HARMON
                                         ------------------------------------
                                         Shirley Harmon






























Page 11. Asset Acquisition Agreement

                                  Schedule 3.1

      Assets Sold Pursuant to Section 3 of the Asset Acquisition Agreement


         Any and all assets, of whatever kind and nature, located at or in the warehouse facility located at 3705 Share Place, Riviera, Florida, or at any other location maintained by, or under the control, of Rotary Engine, Inc.

                                  SCHEDULE 6.1

             ASSETS PREVIOUSLY ACQUIRED BY ENCOMPASS HOLDINGS, INC.
            DESCRIBED IN SECTION 6 OF THE ASSET ACQUISITION AGREEMENT


                                  Tri-Core CNC
                               Lapper/Grinder CNC
                              Tooling for the above
                                   Stone Table
                            Rockwell Hardness Tester
                                    Dynameter
                              Miscellaneous tooling

                                   EXHIBIT "A"

                                 NON-NEGOTIABLE
                           CONVERTIBLE PROMISSORY NOTE


April 3, 2006.                                                     $2,960,000.00

         FOR VALUE RECEIVED, ENCOMPASS HOLDINGS, INC. , a Nevada corporation ("Company"), promises to pay to the order of ROTARY ENGINE, INC., a Nevada corporation ("Holder") the principal sum of Two Million Nine Hundred Sixty Thousand Dollars ($2,960,000.00) with interest thereon at the rate of nine percent (9%) per annum from the date hereof.

         This Note is issued pursuant to the terms and conditions of the Asset Acquisition Agreement dated March 28, 2006 of the Company, the Holder and others are a party ("Acquisition Agreement").

         1. PAYMENT TERMS. The whole sum of principal and accrued but unpaid interest is due and payable on or about April 3, 2007 ("Maturity Date").

         2. PREPAYMENT. This Note may be prepaid by the Company, in whole or part at any time upon ten (10) days prior written notice to Holder ( "Notice Period") which notice shall state the Company's intention to so prepay, including a statement of the amount of such prepayment. Any such prepayment shall first be applied to any accrued but unpaid interest with the balance to be applied to principal. During the Notice Period, Holder may exercise the conversion privilege of this Note as described herein.

         3. CONVERSION BY HOLDER. At any time at the option of Holder and before the Maturity Date, the principal amount and any unpaid interest may be converted into shares of Common Stock of the Company ("Encompass Shares"). The number of Encompass Shares into which the principal amount of this Note plus unpaid interest can be converted shall be known as the "Conversion Amount". The
Conversion Amount shall be Encompass Shares with a market value not to exceed $2,960,000.00 based on the closing bid price of the Common Stock of the Company as quoted on the OTC Bulletin Board on the Closing Date as defined in the Acquisition Agreement. Conversion shall be accomplished by Holder delivering this Note marked "Cancelled" to the Company with the Notice of Conversion in the form attached hereto as Exhibit "A" in exchange for a Common Stock certificate of the Company representing the Encompass Shares.

         4. CONVERSION UPON DEMAND OF COMPANY. Although conversion can occur at any time at the option of the Holder, conversion must occur at the demand of the Company upon ten (10) day's written notice at the time of any registered public offering by the Company in an aggregate amount of no less than $10,000,000, or upon any merger or acquisition to which the Company is a party.












Page 1 - Non-Negotiable Convertible Promissory Note

         5. CONDITION UPON CONVERSION. The Encompass Shares shall not be issued upon conversion of this Note unless such conversion and the issuance and delivery of the Encompass Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and shall further be subject to approval of counsel for the Company with respect to such compliance. Holder acknowledges and agrees that the certificates evidencing the Encompass Shares will include a legend reading substantially as follows:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

         6. DEFAULT. If the Company fails to make any payment within twenty (20) days after payment is due, the entire unpaid principal balance and accrued interest shall become immediately due, payable and collectible at the option of the Holder. The Company waives demand for payment, presentment for payment, notice of non-payment or dishonor. The Company consents to all extensions without notice for any period or periods of time and partial payments before or after the Maturity Date without prejudice to the Holder.

         7. WAIVER. The Holder's failure to exercise any option or right given by this Note shall not constitute a waiver of (a) the right to exercise the option or right at any other time, or if there is any default or (b) this non-waiver provision.

         8. COLLECTION. The Company agrees to pay all costs and expenses of collection, including, without limitation, the reasonable attorneys' fees, costs and disbursements of the Holder, in the event any action, suit or proceeding is brought by Holder to collect on this Note.

         9. GOVERNING LAW. This Note has been executed and delivered in Nevada, and shall be governed by and construed in accordance with the laws of the State of Nevada and without regard to the law of conflicts of law. Holder agrees that jurisdiction and venue for all actions to enforce this Note lie solely in State of Nevada.

















Page 2 - Non-Negotiable Convertible Promissory Note

         10. NONNEGOTIABILITY. This Note is NOT NEGOTIABLE as that term may be defined under the laws of the State of Nevada.

COMPANY:                                          HOLDER:

ENCOMPASS HOLDINGS, INC.                          ROTARY ENGINE, INC.

By: /s/ ARTHUR N. ROBINS                          /s/ SCOTT WEBBER
   -------------------------------------------    ------------------------------
    Arthur N. Robins, Chief Executive Officer     Scott Webber, per authority of
                                                  the Board of Directors
















































Page 3 - Non-Negotiable Convertible Promissory Note

                                   EXHIBIT "B"
                                       TO
                           ASSET ACQUISITION AGREEMENT
                              DATED MARCH 28, 2006


                                  BILL OF SALE

         The undersigned, Rotary Engine, Inc. a Nevada corporation, and Larry Cooper; Scott Webber; and Shirley Harmon, jointly and severally, for good and valuable consideration, and pursuant to the terms and condition of an Asset Acquisition Agreement dated March 28, 2006, by and among the undersigned and Rotary Engine Technology, Inc., a Nevada corporation and Encompass Holdings, Inc., a Nevada corporation, hereby convey, transfer and assign Xtreme Engines, Inc, all right, title and interest, in and to all Assets referred to in the aforesaid Asset Acquisition Agreement. To have and to hold the same unto Xtreme Engines, Inc., its administrators, successors and assigns forever.

         And the undersigned do for themselves and their respective, executors, administrators, successors and assigns, warrant and represent that the title to be conveyed for the aforesaid Assets will be good, their transfer rightful and free from any security interest or other lien or encumbrance.

Dated : March 28, 2006.

ROTARY ENGINE, INC.

By: /s/ SCOTT WEBBER
   -------------------------------
Scott Webber, per authority of the
Board of Directors

/s/ LARRY COOPER
----------------------------------------
Larry Cooper

/s/ SCOTT WEBBER
----------------------------------------
Scott Webber

/s/ SHIRLEY HARMON
----------------------------------------
Shirley Harmon